UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2011

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1520 Old Trolley Road
Summerville, SC 29485

 (Address of principal executive offices) (Zip Code)

(843) 574-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2011, Force Protection, Inc. (the “Company) determined that Lenna Ruth Macdonald, Chief Strategy Officer, General Counsel and Corporate Secretary of the Company, is no longer an executive officer as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended, and that as of such date, would not be acting in the capacity of Chief Strategy Officer, General Counsel and Corporate Secretary of the Company.  Ms Macdonald has agreed to remain with the Company until March 18, 2011.

As a result of the change in her position, Ms. Macdonald will receive payments from the Company pursuant to her Severance Agreement dated March 24, 2008, as amended on December 24, 2008 and January 12, 2009.  (See the Severance Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 24, 2008, the First Amendment filed as Exhibit 10.76 to the Company’s Annual Report on Form 10-K filed on March 26, 2009 and the Second Amendment filed as filed as Exhibit 10.83 to the Company’s Annual Report on Form 10-K filed March 26, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: January 28, 2011
/s/ Michael Moody
(Signature)

	Name:	Michael Moody
	Title:	Chairman, Chief Executive Officer and
President